                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Check the appropriate box:

/ /  Preliminary Information Statement          / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
/X/  Definitive Information Statement

                            UNIHOLDING CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

     / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            UNIHOLDING CORPORATION

                       DEFINITIVE INFORMATION STATEMENT
                              FEBRUARY 16, 1996

                             UNIHOLDING CORPORATION
                                96 SPRING STREET
                            NEW YORK, NEW YORK 10012
                                 (212) 219-9496

       _________________________________________________________________
                             INFORMATION STATEMENT
                             Pursuant to Section 14
                     of the Securities Exchange Act of 1934
                and Regulation 14C and Schedule 14C thereunder
       _________________________________________________________________

                       WE ARE NOT ASKING YOU FOR A PROXY
                   AND YOU ARE REQUESTED NOT TO SEND A PROXY.

         This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") on February 6, 1996 and shall be transmitted on or about February 16, 1996 to the holders of record of the shares of common stock, par value $0.01 per share (the "Common Stock"), of UniHolding Corporation, a Delaware corporation (the "Company").

         UniHolding Corporation was formerly known as IRT Realty Services, Inc., CP Overseas, Inc. and United Fashions, Inc. All certificates representing shares of capital stock in any of the above names are now recognized and honored as shares of the capital stock of UniHolding Corporation, subject to equity adjustments, splits and reverse splits effected to date. Should any holder of shares desire to exchange old shares of the Company for new shares, please submit such old certificates with instructions to the transfer agent of the Company, American Securities Transfer, Inc. at 938 Quail Street, Suite 101, Lakewood, CO 80215 (U.S.A.).

         This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with an amendment (the "Amendment") to the Certificate of Incorporation of the Company to create a class of non-voting stock, par value $0.01 per share (the "Non-Voting Common Stock"). Unilabs Holdings SA, a Panama corporation ("Holdings"), directly owns approximately 51% of the outstanding shares of Common Stock and has taken action by written consent pursuant to
Section 228(a) and Section 242 of the General Corporation Law of the State of Delaware (the "DGCL") to vote their shares of Common Stock in favor of the Amendment and have provided the Company with such consents. Under applicable law, the affirmative vote of the holders of a majority of the Company's outstanding Common Stock entitled to vote is required to approve the Amendment. Accordingly, the shares of Common Stock owned by Holdings, at the time of execution of the written consents, constituted a sufficient majority to approve the Amendment by written consent, without the need to obtain the written consent of any other of the Company's shareholders. Hence, no written consents have been or are being solicited or requested by the Company from any shareholder of the Company other than Holdings. You are urged to read this Information Statement carefully. However, you are not requested or required to take any action with respect to the Amendment.


                                        Definitive Information Statement page 2

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the date hereof, there were issued and outstanding 6,122,169 shares of Common Stock, the only class of voting securities of the Company. Each share of Common Stock entitles its holder to one vote, with the exception of 163,000 shares of Common Stock held in treasury by the Company. Thus, the Company has 5,959,169 shares of Common Stock presently with voting rights. Written consents are not being solicited or requested from holders of Common Stock (other than Holdings) since, as noted above, Holdings has acted by written consent to vote in favor of the Amendment.

         The following table sets forth, as of February 1, 1996, the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the Company's currently issued and outstanding Common Stock and the amount and nature of beneficial ownership and percent of class owned by each such person, as well as information with respect to the Company's Common Stock owned beneficially by each director and by all directors and executive officers as a group. Except as noted below, each person has full voting and investment power over the shares indicated.


      Name and Address                             Number of                    Percent of
    of Beneficial Owner                       Outstanding Shares                  Class(1)
  -------------------------                   ------------------                ----------
  Unilabs Holdings SA                             3,141,247                           51%
  53rd Street
  Urbanizacion Obarrio Torre
  Swiss Bank
  Sixteenth Floor
  Panama

  Edgard Zwirn(2)                                 3,141,372                           51%
  28, Chemin Bellefontaine
  1223 Cologny
  Switzerland

  All Officers and Directors                      3,344,260                           55%
  as a group(3)

         (1) Percent of Class is calculated by dividing the number of currently issued and outstanding shares held by such beneficial owner by the total number of currently issued and outstanding shares of the Company.

         (2) Edgard Zwirn may be deemed to be the beneficial owner of 3,141,247 shares by virtue of his position as Chairman of the Board of Unilabs Holdings SA, a Switzerland corporation ("Swiss Holdings") which is the parent of Unilabs Holdings SA (Panama). However, Mr. Zwirn disclaims beneficial ownership of such shares except for 15.4% thereof, his proportionate ownership of Swiss Holdings or 483,752 shares. He directly owns 125 shares of the Common Stock of the Company.

         (3) Of the officers and directors as a group, Edgard Zwirn may be deemed to beneficially own 3,141,372 shares of the Company's Common Stock and Enrico Gherardi, a Director, is deemed to beneficially own 202,875 shares of the Company's Common Stock.



                                        Definitive Information Statement page 3

                  DESCRIPTION OF THE AMENDMENT TO BE APPROVED

CREATION AND AUTHORIZATION OF NON-VOTING COMMON STOCK

         The Amendment contemplates the creation and authorization of the Non-Voting Common Stock. The Company's Certificate of Incorporation currently authorizes the issuance of 20,000,000 shares of capital stock, all those being voting shares of Common Stock. Under the Amendment, the Company will be authorized to issue up to 20,000,000 shares of capital stock, of which 2,000,000 shares will be Non-Voting Common Stock, from time to time in the Board's discretion consistent with the applicable law and the rules and regulations of the National Association of Securities Dealers, Inc. The terms, rights and privileges of the Non-Voting Common Stock will be identical to those of the Common Stock except that the Non-Voting Common Stock will (i) have no right to vote on any matter to be presented to t the shareholders of the Company in accordance with its By-laws, except as required by law and (ii) be convertible by any holder of the Non-Voting Common Stock on a share for share basis into shares of the Company's Common Stock, at the holder's option (except as described below). Accordingly, both the Common Stock and the Non-Voting Common Stock will, as expressly provided in the Company's Certificate of Incorporation, by law or the Board of Directors pursuant to the Certificate of Incorporation, possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Certificate of Incorporation, including, but not limited to, the following rights and privileges: (a) dividends may be declared and paid or set apart for the payment upon the Common Stock and Non-Voting Common Stock out of any assets or funds of the Company legally available for the payment of dividends; and (b) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the net assets of the Company shall be distributed pro rata, and without preference of one class of common stock over the other, to the holders of the Common Stock and the Non-Voting Common Stock in accordance with their respective rights and interests as provided for in Articles 4 and 5 of the Certificate of Incorporation of the Company. Neither the Common Stock of the Non-Voting Common Stock will have preemptive rights. The descriptions contained herein of the terms, rights and privileges of the Non-Voting Common Stock and of the Amendment creating the Non-Voting Common Stock are qualified in their entirety by reference to the form of Amendment attached as Exhibit A of this Information Statement, which is incorporated by reference herein in its entirety.

         Except as set forth above, the rights and interests of the Non-Voting Common Stock do not vary from those of the Common Stock. The rights and interest of the Non-Voting Common Stock may be amended, altered or repealed by an amendment, alteration or repeal of the provisions of Article 4 of the Company's Certificate of Incorporation addressing such rights and interests. Under applicable law and the provisions of the Certificate of Incorporation, such provisions of the Certificate may be amended, altered or repealed by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock.

         Promptly upon approval and effectiveness of the Amendment, 298,384 shares of Non-Voting Common Stock (the "Holdings Shares") will be issued by the Company to Holdings in exchange for 298,384 shares of Common Stock in connection with an Exchange Agreement, dated January 31, 1996, between Holdings and SBC Equity Partners SA ("SBC"), a wholly-owned subsidiary of Swiss Bank Corporation with the cooperation and agreement of the Company (the "SBC Exchange Agreement"). Pursuant to the SBC Exchange Agreement, Holdings will exchange with SBC 298,384 shares of the Company's Non-Voting Common Stock and 298,384 shares of the Company's Voting Common Stock for 1600 shares of common stock, par value Swiss Franc 500 each of


                                        Definitive Information Statement page 4

Unilabs S.A., a majority owned Swiss subsidiary of the Company. Such exchange was determined in arm's length negotiations between Holdings and SBC. Pursuant to the SBC Exchange Agreement, the transfer by Holdings to SBC of the 298,384 shares of the Company's Voting Common Stock will be effected on or before February 5, 1996, and the issuance of the Non-Voting Common Stock to Holdings, and thereafter to SBC through a transfer, will be effected as soon as the Amendment becomes effective. The Holdings Shares will not be convertible into Common Stock so long as such shares are owned by SBC or an affiliate of SBC. Upon the subsequent sale or transfer of such shares by SBC to a third party unaffiliated with SBC that is not otherwise a "Restricted Person" as defined in the Amendment, such shares will become convertible on a share for share basis into shares of the Company's Common Stock,as described above.

         Other than restrictions imposed as a matter of law, including restrictions under the Securities Act and the Bank Holding Company Act of 1956 (the "BHCA"), as discussed below, there are no restrictions, contractual or otherwise, on the resale of the Non- Voting Common Stock issued to Holdings for subsequent transfer to SBC. As of the date of this Information Statement, the Company is not aware of any plans or commitments on the part of SBC to resell such Non-Voting Common Stock.

         The Company agreed to create and exchange a portion of the Non-Voting Common Stock at Holding's and SBC's request because of the potential application of certain restrictions contained in the BHCA, which prohibits in certain circumstances bank holding companies from acquiring more than 5% of the voting equity securities of a non banking entity. SBC is an affiliate of Swiss Bank Corporation which may be deemed to be a bank holding company under the BHCA.

         The Company has no current plans to issue additional shares of Non-Voting Common Stock. The purchase price for any additional issuances of Non-Voting Common Stock will depend on the facts and circumstances of each such issuance at the time and may be higher than, equal to or lower than the then current market price for UniHolding Common Stock.

REASONS FOR AND GENERAL EFFECT OF THE AMENDMENT

         The Company's Board of Directors approved the Amendment because it believes the Amendment, and the class of Non-Voting Common Stock created thereby, are in the best interests of the Company and its shareholders. The Amendment was directly motivated by the request of Holdings and SBC for the creation and issuance of Non-Voting Common Stock because of the potential restrictions contained in the BHCA on SBC's ownership of more than 5% of the Common Stock of the Company. The Company's Board of Directors believes that it was in the Company's best interests to agree to Holdings' and SBC's request (subject to obtaining subsequent corporate and regulatory approvals for the issuance of the Non-Voting Common Stock) since this will permit SBC, a prominent institutional investor acting on an international basis, to become a 10% shareholder in the Company. The Board believes that the investment in the Company represented by such Non-Voting Common Stock and Common Stock will enhance the Company's perception and reputation in the market and the industry.

         In considering the Amendment, the Board recognized and considered that the Amendment could increase the Company's financial flexibility by permitting it to issue, subject to obtaining requisite corporate and regulatory approvals, additional common equity to finance future growth, internally or through acquisitions, without substantially reducing the ability of the Company's long-term holders to participate in, and exert influence over, corporate decisions. Thus, following the issuance of the Non-voting Common Stock to


                                        Definitive Information Statement page 5

Holdings and the subsequent transfer of same to SBC, the Company may be in a better position to issue various forms of equity for various corporate purposes.

         The Company has no present plans or commitments to issue the remaining authorized but unissued shares of the Non-Voting Common Stock, nor is the Company currently negotiating to issue authorized but unissued shares of Non-Voting Common Stock. The Company is presently reviewing several alternatives to expand its operations. In order to raise funds to enable the Company to consider such actions, the Company is currently offering a maximum of 1,875,000 newly-issued shares of the Company in the offshore market to certain European investors presently not affiliated with the Company. The shares are being offered in the offshore market in accordance with Regulation S, which provides an exemption to registration of the shares from the Securities Act of 1933, as amended.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Amendment pursuant to the applicable provisions of the DGCL. Holdings, owning approximately 51% of the outstanding shares of Common Stock at the time of the execution of the written consent, has acted by written consent to vote in favor of the Amendment. Accordingly, the Amendment has been approved. The Company is not soliciting or requesting the written consent of any other shareholders. The effective date ("Effective Date") of this Amendment will be March 11, 1996 in accordance with the applicable time applications as set forth in the applicable rules of the Exchange Act.

DISSENTERS' RIGHTS OF APPRAISAL

         Shareholders are not entitled to appraisal rights under Section 262 of the DGCL as a result of adoption of the Amendment. Section 262 provides for appraisal rights to a dissenting shareholder only in the context of a merger or consolidation or other corporate reorganization. Accordingly, no appraisal rights are triggered by the adoption of the Amendment. However, should a shareholder disagree with the adoption of the Amendment, he may sell his Common Stock on the open market.

         The foregoing paragraph does not purport to be a complete statement of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the complete text of such section.

                            COMPANY OFFICE LOCATIONS


  UniHolding Corp.                       Unilabs SA                          United Laboratories Ltd.
  96 Spring Street                       12, place de Cornavin               Bewlay House
  8th Floor                              6th Floor                           Jamestown Road
  New York, NY 10012                     CH 1211 Geneva 1                    London NW1 7BY
  United States                          Switzerland                         United Kingdom
  Tel: 212 219 9496                      41 22 909 77 77                     44 171 333 84 38
  Fax: 212 925 2184                      41 22 909 77 07                     44 171 333 84 37
  Contact: Melanie Stapp                 Bruno Adam                          Paul Hoekfelt


                                        Definitive Information Statement page 6

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             UNIHOLDING CORPORATION

                                ***************

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, UNIHOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST, the Certificate of Incorporation of the Corporation is hereby amended by deleting Article 4 in its entirety and substituting the following in lieu thereof:

         4. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is twenty million (20,000,000) shares, of which 18,000,000 shares, par value $0.01 per share shall be designated Voting Common Stock ("Voting Common Stock") and 2,000,000 shares, par value $0.01 per share shall be designated Non-Voting Common Stock ("Non-Voting Common Stock"). All cross-references in each Part of this Article 4 refer to other paragraphs in such Part unless otherwise indicated. All shares of Voting Common Stock and Non-Voting Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, except as otherwise provided in this Certificate of Incorporation and as required by law. The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

         a) Voting Common Stock. Except as provided by law the holders of shares of Voting Common Stock shall be entitled to vote on any matter or question submitted to the shareholders, as to such matter or question, have one vote, in person, by written consent of by proxy, for each share of duly authorized, issued and outstanding share of Voting Common Stock standing in his name on the books of Corporation. Quorum constituting any number of shareholders holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person, represented by proxy or by written consent in accordance with the General Corporation Laws of Delaware.

         (b) Non-voting Common Stock. Except as otherwise provided by law, the holders of Non-voting Common Stock shall have no right in any event to vote on any matter to be voted on by the shareholders of the Corporation (including any election or removal of the directors of the Corporation).


                                        Definitive Information Statement page 7

         (c) Dividends. When and as dividends are declared, whether payable in cash, in property or in securities of the Corporation or any of its subsidiaries, the holders of the Voting Common Stock and the Non-voting Common Stock shall be entitled to share equally, on a share for share basis, in such dividends.

         (d)     Conversion of Non-Voting Common Stock.

                 (i) The holder of Non-Voting Common Stock shall have the right at any time, or from time to time, at such holder's option, to convert all or any portion of the shares into an equal number of fully paid and nonassessable share of Voting Common Stock, on and subject to the terms and conditions hereinafter set forth; provided, however, that 298,384 shares of Non-Voting Common Stock to be held in the name of SBC Equity Partners ("SBC"), pursuant to an Exchange Agreement, dated January 31, 1996, shall not be convertible into shares of Voting Common Stock so long as such shares are beneficially owned by SBC or any of its affiliates or any other "Restricted Person", defined as any person that would be precluded by applicable United States federal or state law from owning Common Stock or securities convertible into Voting Common Stock. However, all or a portion of such shares may be converted into Voting Common Stock on a share for share basis upon the transfer by SBC of such shares to any person not an affiliate of SBC or not a Restricted Person, at such holder's option. SBC may transfer shares of the Non-Voting Common Stock only (a) in a widely dispersed public offering, (b) to one or more investors (not being an affiliate of SBC nor a Restricted Person), in one or more transactions, none of whom, after such purchase would hold more than 2% of the voting securities of the Company then outstanding assuming that the shares of Non-Voting Common Stock being transferred to such investor have been fully converted by such investor, (c) to any person or entity that already controls the Company prior to such transfer, (d) in a transaction that complies with Rule 144 (or any successor thereto) of the Securities Act of 1933, as amended, or (e) in any other transaction approved in advance by the Federal Reserve System.
               SBC may only convert shares of this Non-Voting Common Stock into Voting Common Stock in connection with the sale of the Voting Common Stock (a) in a widely dispersed public offering, (b) to one or more investors (not being an affiliate of SBC nor a Restricted Person), in one or more transactions, none of whom, after such purchase would hold more than 2% of the voting securities of the Company then outstanding assuming that the shares of Non-Voting Common Stock being transferred to such investor have been fully converted by such investor, (c) to any person or entity that already controls the Company prior to such transfer, (d) in a transaction that complies with Rule 144 (or any successor thereto) of the Securities Act of 1933, as amended, or
         (e) in any other transaction approved in advance by the Federal Reserve System.

                 (ii) In order to exercise its conversion privilege, the holder of any shares of Non-Voting Common Stock shall present and surrender the certificate or certificates representing such shares or portion of such shares of Non-Voting Common Stock to be converted during usual business hours at any office of the Corporation (or such other office or agency designated by the Corporation) together with a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall contain the name or names, address and denominations in which the certificate(s) for shares of Voting Common Stock shall be issuable on such conversion and shall include instructions for delivery thereof. Further, certificate(s) representing the


                                        Definitive Information Statement page 8

         Non-Voting Common Stock which shall be surrendered shall be accompanied by instruments of transfer, in the form satisfactory to the Corporation, duly executed by the holder of such shares or its duly authorized representative. Each conversion of shares of Non-Voting Common Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate(s) representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name(s) any certificate(s) for shares of Voting Common Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder(s) of record of the shares of Voting Common Stock represented thereby on the conversion date. The issuance of certificates for shares of Voting common Stock issuable upon the conversion of shares of Non-Voting Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                 (iii) In case of any consolidation or merger of the Corporation as a result of which the holders of Common Stock shall be entitled to receive cash, stock, other securities or other property with respect to or in exchange for Common Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, a holder of a share of Non-Voting Common Stock shall have the right thereafter, so long as the conversion right hereunder shall exist, to convert such share into the kind and amount of cash, shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Voting Common Stock and shall have no other conversion rights with regard to such share. The provisions of this paragraph (iii) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                 (iv)     Shares of the Non-Voting Common Stock
         converted into shares of the Voting Common Stock as provided in this
         Article 4 shall resume the status of authorized but unissued shares of Non-Voting Common Stock.

                 (v) Such number of shares of Voting Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Non-Voting Common Stock.

         SECOND: The foregoing amendment has been duly adopted by the Board of Directors and a majority of the shareholders of the Company in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.




                                        Definitive Information Statement page 9

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be executed by Bruno Adam, its Chief Financial Officer and attested by Melanie K. Stapp, its Secretary, as of this 2nd day of February, 1996.


                                          UNIHOLDING CORPORATION

                                          By: /s/ Bruno Adam
                                          ------------------------
                                          Bruno Adam,
                                          Chief Financial Officer


ATTEST:

By: /s/ Melanie K. Stapp
------------------------
Melanie K. Stapp
Secretary





                                       Definitive Information Statement page 10